SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 27, 2007

SK REALTY VENTURES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-114931	76-0747086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
585 Stewart Avenue Suite 760 Garden City, NY 11530 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 683-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Changes of Control of Registrant

On July 27, 2007, a change of control of the Registrant occurred. Pursuant to a Stock Purchase Agreement, Richard Miller, President and a Director of the Registrant sold a total of 10,000,000 shares of common stock of the Registrant to Core Development Holdings Corporation, a Florida corporation, SKRV Holdings, LLC, a Florida limited liability company and Canim, LLC Florida Partnership, a Florida limited liability company (collectively, the “Purchasers”). The total consideration paid to Richard Miller for the shares was $100,000, which was paid from the Purchasers’ own funds. Pursuant to the purchase, the Purchasers collectively acquired approximately 76% of the voting control of the Registrant.

The principal owners of the Purchasers are Engin Yesil, Claudio Osorio and Eric Sheppard.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 27, 2007, the Board of Directors appointed Eric Sheppard to be President of the Registrant and Vedat Kalkuz as Secretary of the Registrant, effective upon the resignation of Richard Miller and Mitchell Cohen, as President and Secretary, respectively and appointed Eric Sheppard, Engin Yesil and Claudio Osorio to fill vacancies on the Registrant’s Board of Directors.

Thereafter, on July 27, 2007, Richard Miller and Mitchell Cohen resigned as officers and Directors of the Registrant.

The biographies of Eric Sheppard, Engin Yesil, Claudio Osorio and Vedat Kalkuz are as follows:

Engin Yesil, 45, Chairman of the Board of Directors.

Mr. Yesil has served as president and founder of a wide range of successful businesses. He founded his first business, Lens Express in 1986 and after successfully operations, sold it as the world’s largest contact lens replacement service, which later became part of 1-800-CONTACS.

Throughout the 90’s Mr. Yesil founded and/or invested in a number of private U.S. telecommunications companies. In 1996, Mr. Yesil founded U.S.-based Core Development Holdings Corp., a real estate company. Again In 1998, Mr. Yesil founded Yesil Insaat, a Turkish real estate development company.

Over the past ten years, Mr. Yesil has become a large land developer in Turkey. Currently partnered with Salamanca, one of the UK's largest construction conglomerates, Yesil Insaat is developing “Modernist”, a project consisting of 12,000 residential units in Istanbul. Additionally, Mr. Yesil is developing a number of other residential, business and shopping center projects in Turkey such as the Istanbul Trump Plaza.

In 2007, Mr. Yesil became part owner of Innovida Holdings, a Multinational Corporation, with operations in the USA, Germany, Middle East, Africa, Central and South America, dedicated to the design, development, manufacturing and installation in the Global Markets of cutting edge and "state of the art" technologies, materials and solutions in the construction industry. He has since invested in Innovida Turkish JV and One Dunya Limited, a UAE based real estate development business.

Furthermore, in 2006, Mr. Yesil partnered with Rudolph Younes, a fund manager specializing in international equity and emerging market investments. This partnership was formed through the purchase of a controlling interest of a publicly traded REIT in Turkey, Y&Y GYO, which invests in a number of Turkish real estate projects.

Mr. Yesil studied Business Administration and Finance at the University of Florida.

Claudio Osorio, 45, Director.

Claudio Osorio has over 25 years of executive management experience in both private and public companies. In 1986, he founded CHS Electronics (“CHS”), taking it public and growing it into a Fortune 500 Company, ranking #189 with annual revenues of $8.7 billion. CHS had business operations in 46 countries employing over 7,500 before going private in 2000. Additionally, Mr. Osorio founded Open First in 1999 and sold it in April of 2000 to i2 Technologies for $107 million. After closing this transaction, he agreed to stay with the company through September 2001, acting as Executive Vice President of i2 Technologies with the management responsibility for i2 Ventures' $250 million investment portfolio.

From its inception in 2001, Mr. Osorio has been the CEO of Miami World Wide Partners, a holding company for numerous businesses involved in enterprise software, consumer digital media, as well as computer/video game accessories.

Currently, Mr. Osorio is Chairman, CEO and majority owner of Innovida Holdings Inc. a multinational corporation, with operations in the USA, Germany, Middle East, Africa, Central and South America, dedicated to the design, development, manufacturing and installation in global markets of new  technologies, materials and solutions in the construction industry.

Mr. Osorio graduated from Venezuelan UCAB with a Law Degree in 1980 and from IESA with an MBA in 1982. In 1997, Mr. Osorio won the Ernst &Young, NASDAQ and USA Today Entrepreneur of the Year Award.

Eric Sheppard, 37, President and Director.

Eric Sheppard is the co-founder, owner and, since its organization in 1995, has served as the managing director of WGS Development Company. WSG is a Miami Beach-based residential and commercial real estate development company specializing in the acquisition, development and construction of condominiums, hotels, apartments and retail shopping centers across the United States.  Over the past nine years, WSG has built more than 40 residential and commercial projects across the country. Notable projects include Canyon Ranch Living - Miami Beach, consisting of 432 condominium homes and 150 luxury hotel suites, Indrio Village in St. Lucie County, Florida, a mixed-use project consisting of 500,000 square feet of retail, 1,000 town homes and condominium units with a projected value in excess of $300 million. Additionally, WSG is developing Vista Point in Breckenridge, Colorado, a 200-unit multi-family resort community. He was vice president of business development for The Commerce Group from 1993 to 1995, specializing in the development of commercial shopping centers and office buildings for Fortune 500 companies throughout the United States. Currently, WSG has 21 projects nationwide with a completion value in excess of $2 billion.

Mr. Sheppard graduated from Florida State University with a degree in Finance and Economics.

Vedat Kalkuz, 35, Secretary

Mr. Kalkuz currently works as Chief Financial Officer at Core Development Holdings Corp, a real estate investment and collocation company. Previously, Mr Kalkuz was employed at one of the Big 5 accounting firms. Past work experience includes key roles in mergers, acquisitions and public offerings.

Mr Kalkuz has a baccalaureate degree in Business Administration from the University of Istanbul.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2007	SK Realty Ventures, Inc. (Registrant)

/s/ Eric Sheppard
Eric Sheppard, President